Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Partners of
Kaneb Pipe Line Partners, L.P.


We consent to the incorporation by reference in registration statements numbers 333-59767 and 333-76067 on Form S-3 of Kaneb Pipe Line Partners, L.P. of our report dated February 25, 2000, relating to the consolidated balance sheets of Kaneb Pipe Line Partners, L.P. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, partners' capital and cash flows for the years then ended, which report is included on page F-14 of this Form 10-K.




KPMG LLP
Dallas, Texas
March 24, 2000




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-76067) and (No. 333-59767) of Kaneb Pipe Line Partners, L.P. of our report dated February 19, 1998, appearing on page F-15 of this Form 10-K.




PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
March 24, 2000